CROSS CANYON ENERGY CONSUMMATES ITS CHAPTER 11
PREPACKAGED PLAN OF REORGANIZATION; REORGANIZED
CROSS CANYON TO CONTINUE AS A PRIVATELY HELD COMPANY

HOUSTON – March 23, 2010 – Cross Canyon Energy Corp. (the “Company”) (formerly, OTC BB: CCYE) announced today that it has successfully consummated its Amended Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”).  The Plan, filed by the Company in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), on January 29, 2010, was confirmed by the Bankruptcy Court on March 11, 2010.

Pursuant to the Plan, the reorganized entity converted from a Nevada corporation to a Delaware corporation.  All shares of common stock, stock options and warrants issued by the Company prior to the Chapter 11 filing, and traded under the symbol CCYE, have been cancelled. As part of the Plan, the reorganized entity will issue 2.4 million shares of common stock, of which holders of the Company’s common stock as of March 22, 2010 will receive, in the aggregate, five percent (5%). The reorganized entity will be privately held and will no longer make periodic filings with the Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Cross Canyon Energy Corp’s projects and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Cross Canyon Energy Corp. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Cross Canyon’s Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

Cross Canyon Energy Corp.
Contact Carl A. Chase, CFO
(832) 559-6060